UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2013

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Salisbury Bancorp, Inc.

(Exact name of registrant as specified in its charter)

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Connecticut (State of other jurisdiction of incorporation)	000-24751 (Commission File Number)	06-1514263 (IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut (Address of principal executive offices)	06039 (Zip Code)

Registrant’s telephone number, including area code: (860) 435-9801

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders (“Annual Meeting”) of Salisbury Bancorp, Inc. (“Salisbury”), the holding company for Salisbury Bank and Trust Company (the “Bank”) was held on Wednesday, May 15, 2013. On the record date of March 22, 2013, there were 1,709,291 shares issued, outstanding and eligible to vote, of which 1,349,425 shares, or 78.95%, were represented at the Annual Meeting either in person or by proxy.

The results of matters voted upon are presented below:

1.	Four (4) directors were elected by the Board of Directors to hold office as directors of Salisbury, who along with the six (6) directors whose terms do not expire at this meeting, will constitute the full Board of Directors of Salisbury:

	Term	Votes For	Votes Withheld	Broker Non-votes
Louis E. Allyn II	3 years	860,731	25,902	462,792
Robert S. Drucker	3 years	860,154	26,479	462,792
David B. Farrell	3 years	861,730	24,903	462,792
Michael A. Varet	3 years	861,102	25,531	462,792

2.	The ratification of the appointment of Shatswell, MacLeod & Company, P.C. as the independent registered public accounting firm for Salisbury for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstentions	Broker Non-votes
1,339,358	9,347	720	-

3.	The non-binding advisory vote on the compensation of the named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-votes
785,082	46,662	54,889	462,792

4.	The non-binding advisory vote on the frequency of voting on the compensation of the named executive officers.

1 Year	2 Years	3 Years	Abstentions
733,137	31,919	74,998	46,579
			Broker Non-votes
			462,792

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Salisbury Bancorp, Inc.

Date: May 17, 2013	By:	/s/ Donald E. White
Donald E. White
Executive Vice President and Chief Financial Officer